NEWS   FROM

Petroleum Development Corporation

FOR IMMEDIATE RELEASE:  June 2, 2006

CONTACT:  Darwin L. Stump - (304) 842-3597   http://www.petd.com

Petroleum Development Corporation Announces
Fourth Quarter and Operating Results for 2005

Bridgeport, West Virginia... Petroleum Development Corporation (NASDAQ/NMS PETD) today announced it has filed its 2005 Annual Report on Form 10-K with the Securities and Exchange Commission on May 31, 2006.  The 2005 Form 10-K contains the Company's consolidated financial statements for the year ended December 31, 2005, and the restated consolidated financial statements for the years ended December 31, 2004 and 2003 and the restated quarterly financial statements for the quarters ended March 31, June 30, and September 30, 2005.  The restatement of these prior periods was due to corrections to revenues and expenses to properly reflect the elimination of transactions between the Company and Company sponsored limited partnerships.  The corrections resulted in the reduction of revenues and expenses of equal amounts.  The restatement had no effect on Net Income, Earnings per Share, Cash Flow, Proved Oil and Gas Reserves, or the Company's financial position.

Net income for the fourth quarter of 2005 was $12.9 million ($0.79 per diluted share) compared to a restated $9.2 million ($0.54 per diluted share) for the same period in 2004. Net income for the year ended December 31, 2005 was a record $41.5 million ($2.52 per diluted share) compared to a restated $33.2 million ($2.00 per diluted share) for the year ended December 31, 2004.

	Three Months Ended		Year Ended
	December 31, (unaudited)		December 31,
	2005	2004	2005	2004
		(Restated)		(Restated)
Revenues:	$ 114,158,400	$ 72,169,500	$ 343,133,100	$ 267,752,500

Income before income taxes	$ 20,851,200	$ 15,823,500	$ 66,127,800	$ 53,478,100

Net income	$ 12,927,400	$ 9,169,200	$ 41,451,700	$ 33,227,600

Basic earnings per common share	$ 0.80	$ 0.55	$ 2.53	$ 2.05
Diluted earnings per common share	$ 0.79	$ 0.54	$ 2.52	$ 2.00

Weighted average common shares outstanding	16,236,475	16,534,589	16,361,530	16,239,454

Weighted average common and common equivalent shares outstanding	16,301,465	16,904,012	16,427,149	16,606,631

Steven R. Williams, CEO of Petroleum Development Corporation, said, "Continued strong energy prices, increasing production and strong partnership sales have allowed the Company to report outstanding results for 2005.  Our strong drilling and development program, increasing production, and the resulting increase in cash flow, are also allowing us to pursue higher risk exploration opportunities."

Drilling Activity

As reported previously, the Company achieved record drilling levels in 2005 with the drilling of 242 wells, representing an 84 well increase over 2004 levels.  The following table shows the Company's drilling activity over the last five years.

Continued on Page 2

	Development Wells Drilled
	Total		Productive		Dry
	Drilled	Net	Drilled	Net	Drilled	Net
2001	141	40.00	135	37.94	6	2.06
2002	70	13.71	70	13.71	-	-
2003	110	28.51	110	28.51	-	-
2004	157	43.00	153	42.40	4	0.60
2005	234	103.40	232	102.00	2	1.40
Total	712	228.62	700	224.56	12	4.06

	Exploratory Wells Drilled
	Total		Productive		Dry
	Drilled	Net	Drilled	Net	Drilled	Net
2001	-	-	-	-	-	-
2002	-	-	-	-	-	-
2003	1	1.00	-	-	1	1
2004	1	1.00	-	-	1	1
2005	8	7.30	3	2.30	5	5.00
Total	10	9.30	3	2.30	7	7.00

The high level of drilling and development activity is being continued in 2006.  The Company drilled 54 wells in the first quarter of 2006.  This first quarter activity consisted of 38 Wattenberg Field wells (11.4 net), 10 Piceance wells (4.4 net), one non-operated NECO well (.29 net), one Michigan well (1 net), one Horizontal Bakken well (1 net), 2 Nesson wells (.75 net), and one Red Desert Basin (WY) exploratory test (.51 net).  In addition, the Company continued its Codell re-completion program and began a Niobrara completion program in Wattenberg Field.

The Company had record sales of public drilling partnerships of $116 million during 2005.  As of December 31, 2005 the Company had funds for future drilling for partnerships of $50.0 million. On December 31, 2005, the Company funded its third and final partnership of the year with subscriptions of approximately $36.0 million. The funds available at the end of the fourth quarter funded primarily first quarter 2006 drilling and completion operations.

Oil and Gas Production

Oil and gas sales from the Company's producing properties for the year ended December 31, 2005 were $102.6 million compared to $69.5 million for the year ended December 31, 2004, an increase of $33.1 million, or 47.6 percent.  The increase was due to higher volumes sold at significantly higher average sales prices for oil and natural gas. The following table shows the production by area of operations as well as the average sales price excluding derivative gains or losses:

	Year Ended December 31, 2005			Year Ended December 31, 2004
		Natural	Natural Gas		Natural	Natural Gas
	Oil	Gas	Equivalents	Oil	Gas	Equivalents
	(Bbl)	(Mcf)	(Mcfe)	(Bbl)	(Mcf)	(Mcfe)

Appalachian Basin	3,973	1,631,552	1,655,390	4,893	1,812,407	1,841,765
Michigan Basin	4,732	1,555,958	1,584,350	5,786	1,728,435	1,763,151
Rocky Mountains	430,266	7,843,250	10,424,846	370,482	6,831,032	9,053,924
Total	438,971	11,030,760	13,664,586	381,161	10,371,874	12,658,840
Average Price	$ 50.56	$ 7.29	$ 7.51	$ 38.00	$ 5.30	$ 5.49

Continued on Page 3

Current Hedging of Commodity Transactions

The Company has entered into commodity-based derivative transactions to manage a portion of the exposure to price risk associated with its sales of oil and natural gas. During the fourth quarter of 2005 the Company had average production per month of 973,700 Mcf of natural gas and 36,050 Bbls of oil. The current positions in effect on the Company's share of production are shown in the following table:

		Floors		Ceilings
		Monthly		Monthly
	Quantity		Contract	Quantity	Contract
	Mmbtu		Price	Mmbtu	Price
Month Set	Month
Colorado Interstate Gas (CIG) Based Derivatives (Piceance Basin)
Jan-05	Jan 2006 - Mar 2006	60,000	$4.50	30,000	$7.15
Jul-05	Jan 2006 - Mar 2006	27,500	$6.50	13,750	$8.27
Sep-05	Jan 2006 - Mar 2006	78,700	$9.00	-	-
Mar-05	Apr 2006 - Oct 2006	42,000	$4.50	21,000	$7.25
Jul-05	Apr 2006 - Oct 2006	27,500	$5.50	13,750	$7.63
Jul-05	Nov 2006 - Mar 2007	27,500	$6.00	13,750	$8.40
Feb-06	Nov 2006 - Mar 2007	60,000	$6.50	-	-
Feb-06	Apr 2007 - Oct 2007	44,000	$5.50	-	-
NYMEX Based Derivatives - (Appalachian and Michigan Basins)
Jan-05	Jan 2006 - Mar 2006	156,000	$5.00	78,000	$8.50
Sep-05	Jan 2006 - Mar 2006	156,000	$10.50	-	-
Mar-05	Apr 2006 - Oct 2006	78,000	$5.50	39,000	$7.40
Jul-05	Apr 2006 - Oct 2006	61,000	$6.25	30,000	$8.98
Jul-05	Nov 2006 - Mar 2007	68,000	$7.00	34,000	$9.27
Feb-06	Nov 2006 - Mar 2007	34,000	$8.00	-	-
Feb-06	Nov 2006 - Mar 2007	34,000	$8.50	34,000	$13.73
Feb-06	Apr 2007 - Oct 2007	34,000	$7.00	-	-
Feb-06	Apr 2007 - Oct 2007	34,000	$7.50	34,000	$10.83
NYMEX Based Derivatives (NECO)
Jan-05	Jan 2006 - Mar 2006	150,000	$5.00	75,000	$8.45
Panhandle Based Derivatives (NECO)
Sep-05	Jan 2006 - Mar 2006	100,000	$10.00	-	-
Mar-05	Apr 2006 - Oct 2006	150,000	$5.00	75,000	$8.62
Jul-05	Nov 2006 - Mar 2007	150,000	$6.50	75,000	$8.56
Feb-06	Apr 2007 - Oct 2007	60,000	$6.00	-	-
Feb-06	Apr 2007 - Oct 2007	60,000	$6.50	60,000	$9.80

Common Stock Repurchase

On January 13, 2006 the Company publicly announced that its Board of Directors has authorized the repurchase of up to 10% (1,627,500 shares) of the Company's common stock during 2006. Stock repurchases under this program may be made in the open market or in private transactions, at times and in amounts that management deems appropriate. The Company may terminate or limit the stock repurchase program at any time. The following activity has occurred since inception of the plan on January 13, 2006 until May 31, 2006.

Month of Purchase	January, 2006
Average Price Paid per Share	$39.33
Broker/Dealer	McDonald Investments
Number of Shares Purchased	258,169
Remaining Number of Shares to Purchase	1,369,331

Continued on Page 4

PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

Three Months and Year Ended December 31, 2005 and 2004

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(Unaudited)	(Unaudited)
Revenues:		(Restated)		(Restated)
Oil and gas well drilling operations	$ 14,219,200	$ 23,830,700	$ 99,962,900	$ 94,076,000
Gas sales from marketing activities	62,694,700	24,983,400	121,104,100	94,626,800
Oil and gas sales	33,939,300	20,386,400	102,559,200	69,492,100
Well operations and pipeline income	2,473,700	2,357,400	8,759,600	7,676,900
Other income	831,500	611,600	10,747,300	1,880,700
Total revenues	114,158,400	72,169,500	343,133,100	267,752,500

Costs and expenses:
Cost of oil and gas well drilling operations	15,064,300	20,470,000	88,184,900	77,696,200
Cost of gas marketing activities	61,295,300	24,338,300	119,643,700	92,881,200
Oil and gas production and well operations costs	5,212,400	5,951,900	19,934,700	17,277,200
Exploratory dry hole costs	6,115,300	-	11,115,100	-
General and administrative expenses	2,431,300	1,684,200	6,960,300	4,505,600
Depreciation, depletion and amortization	6,294,200	4,847,900	21,116,200	18,155,900
Total costs and expenses	96,412,800	57,292,300	266,954,900	210,516,100

Income from operations	17,745,600	14,877,200	76,178,200	57,236,400
Interest expense	249,300	46,600	682,300	673,700
Oil and gas price risk management (gain) loss, net	(3,354,900)	(992,900)	9,368,100	3,084,600

Income before income taxes	20,851,200	15,823,500	66,127,800	53,478,100
Income taxes	7,923,800	6,654,300	24,676,100	20,250,500

Net income	$ 12,927,400	$ 9,169,200	$ 41,451,700	$ 3,227,600

Basic earnings per common share	$ 0.80	$ 0.55	$ 2.53	$ 2.05

Diluted earnings per common and common
equivalent share	$ 0.79	$ 0.54	$ 2.52	$ 2.00

Non-GAAP Financial Measure (unaudited)

The United States Securities and Exchange Commission has disclosure requirements for public companies concerning references to Non-GAAP financial measures. (GAAP refers to U.S. generally accepted accounting principles.) Non-GAAP financial measures may be provided if the company explains the relevance of the information. The company must also reconcile the Non-GAAP financial measure to related GAAP information. "Adjusted Cash Flow" is a Non-GAAP financial measure provided by the Company in this earnings release. Adjusted Cash Flow is net income before deferred income taxes, depreciation, depletion, and amortization and unrealized (gains) or losses on derivative transactions. Company management believes Adjusted Cash Flow is relevant because it is a measure of cash available to fund the Company's capital expenditures and to service its debt. Management also believes Adjusted Cash Flow is a useful measure for estimating the value of the Company's operations.

Continued on Page 5

	Three months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Net income	$12,927,400	$9,169,200	$41,451,700	$33,227,600
Deferred income tax expense	(3,333,300)	2,216,800	3,350,600	9,887,300
Depreciation, depletion and amortization	6,294,200	4,847,900	21,116,200	18,155,900
Unrealized (gain) loss on derivative transactions	(6,190,300)	(2,057,700)	3,225,900	535,200
Adjusted cash flow	$ 9,698,000	$14,176,200	$ 69,144,400	$61,806,000

Nasdaq Listing Qualifications Panel

As previously announced, the Company participated in a hearing before the Nasdaq Listing Qualifications Panel on May 11, 2006, at which it presented its plan for completing the restatement of its financial statements and filing its Form 10-K for the fiscal year ended December 31, 2005 and the Form 10-Q for the quarter ended March 31, 2006.

At the hearing, the Company requested that the Nasdaq Listing Qualifications Panel allow the Company through May 31, 2006 to file restated financial statements and the Annual Report on Form 10-K for the period ended December 31, 2005, and through June 15, 2006, to file its Quarterly Report on Form 10-Q for the period ended March 31, 2006. The Company filed its 2005 Annual Report on Form 10-K on May 31, 2006, and expects to file its Quarterly Report on Form 10-Q for the period ended March 31, 2006, on or before June 15, 2006. The Company is awaiting the Panel's decision as a result of the hearing; however, there can be no assurance that the Panel will grant the Company's request for continued listing.

10-K and Quarterly Conference Call

The Company filed its Annual Report on Form 10-K on May 31, 2006. You can access the report at the Company's website (http://www.petd.com), or contact the Company for a paper copy. The Company invites you to join Tom Riley, President, and Darwin Stump, Chief Financial Officer, for a conference call on Monday, June 5, 2006, for a discussion of the results.

What:     Petroleum Development Fourth Quarter Earnings Conference Call

When:    June 5, 2006 at 11:00 a.m. Eastern Daylight Time

Where:   www.petd.com

How:       Log on to the web address above or call (877) 407-8033

Contact:  Tom Riley, Petroleum Development Corporation, (800) 624-3821 E-mail: petd@petd.com

About Petroleum Development Corporation

Petroleum Development Corporation (www.petd.com) is an independent energy company engaged in the development, production and marketing of natural gas.  The Company operations are focused in the Rocky Mountains with additional operations in the Appalachian Basin and Michigan. During the fourth quarter of 2004, the Company was added to the S&P SmallCap 600 Index. Additionally, PDC was added to the Russell 3000 Index of companies in 2003.  PDC was named on the FSB: Fortune Small Business Magazine list of America's 100 Fastest-Growing Small Companies in 2001 and 2002.

Certain matters discussed within this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although PDC believes the expectations reflected in such forward- looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, oil and gas prices, drilling program results, drilling results, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in the Company's reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

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103 East Main Street • P. O. Box 26 • Bridgeport, West Virginia • Phone:  (304) 842-3597